Exhibit 10.1

RETIREMENT AND NONCOMPETITION AGREEMENT

This AGREEMENT is entered into by and between BANCORPSOUTH, INC. (“BANK”) and Gordon R. Lewis (“LEWIS”).

WHEREAS, LEWIS wishes to retire effective December 12, 2014, and the parties wish to establish the terms of LEWIS’ retirement and separation from BANK;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, BANK and LEWIS agree as follows:

1. Retirement Date. The effective date of LEWIS’ retirement from BANK is December 12, 2014. All BANK pay and benefits shall cease on December 12, 2014.

2. Consideration. In exchange for LEWIS’ agreement to execute and be bound by this Retirement and Noncompetition Agreement, BANK agrees to the following:

A.	On March 26, 2013, BANK and LEWIS entered into an agreement entitled BancorpSouth, Inc. Long-Term Equity Incentive Plan Restricted Stock Agreement (“2013 Restricted Stock Agreement). In the 2013 Restricted Stock Agreement, BANK granted LEWIS 10,000 shares of Restricted Stock that are subject to forfeiture until LEWIS’ rights have become vested which will not take place until May 15, 2018. In exchange for the instant Retirement and Noncompetition Agreement, BANK agrees to vest any remaining unvested Restricted Stock covered by 2013 Restricted Stock Agreement on a pro rata basis, such that the number of shares of Restricted Stock vesting shall equal the number of unvested shares of Restricted Stock awarded multiplied by a fraction, the numerator of which is the number of months (21 months) between the date of grant of the Restricted Stock (March 26, 2013) and the effective date of LEWIS’ retirement (December 12, 2014) and the denominator of which is the number of months (62 months) between the date of grant of the Restricted Stock (March 26, 2013) and the date on which all shares of the Restricted Stock granted in the 2013 Restricted Stock Agreement are scheduled to vest, May 15, 2018. The total amount of Restricted Stock being vested that is covered by the 2013 Restricted Stock Agreement is 3,387;

B.

On January 15, 2014, BANK and LEWIS entered into an agreement entitled BancorpSouth, Inc. Long-Term Equity Incentive Plan Restricted Stock Agreement (“2014 Restricted Stock Agreement). In the 2014 Restricted Stock Agreement, BANK granted LEWIS 6,650 shares of Restricted Stock that are subject to forfeiture until LEWIS’ rights have become vested which will not take

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place until May 15, 2019. In exchange for the instant Retirement and Noncompetition Agreement, BANK agrees to vest any remaining unvested Restricted Stock covered by 2014 Restricted Stock Agreement on a pro rata basis, such that the number of shares of Restricted Stock vesting shall equal the number of unvested shares of Restricted Stock awarded multiplied by a fraction, the numerator of which is the number of months (12 months) between the date of grant of the Restricted Stock (January 15, 2014) and the effective date of LEWIS’ retirement (December 12, 2014) and the denominator of which is the number of months (65 months) between the date of grant of the Restricted Stock (January 15, 2014) and the date on which all shares of the Restricted Stock granted in the 2014 Restricted Stock Agreement are scheduled to vest, May 15, 2019. The total amount of Restricted Stock being vested that is covered by the 2014 Restricted Stock Agreement is 1,228; and

C.	As soon as practicable after the December 12, 2014 vesting date, the prorated 4,615 shares of Restricted Stock will cease to be classified as restricted and certificate(s) or a book-entry confirmation for said number of shares shall be delivered to LEWIS.

3. Nature of Agreement. The Parties agree this Agreement is a Retirement and Noncompetition Agreement and that it does not constitute an admission of liability or wrongdoing on the part of either party.

4. Non-Compete and Non-Solicitation. LEWIS agrees that in exchange for the consideration set forth in Section 2, that for a period of two (2) years following his effective Retirement Date, he will not compete, directly or indirectly (including, without limitation, as an employee, partner, agent, consultant or independent contractor) with BANK in any way concerning the ownership, development, management or operation of a financial institution in the states in which BANK operates. LEWIS further agrees that for a period of two (2) years following his retirement, LEWIS will not (1) call on, solicit, or take away any of BANK’S customers or potential customers with whom LEWIS had any dealings as a result of LEWIS’ employment with BANK; (2) solicit or encourage any employee of BANK to leave the employ of BANK; or (3) solicit for employment, hire or engage as an independent contractor, or permit

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any organization directly or indirectly controlled by LEWIS to solicit for employment, hire or engage as an independent contractor, any person who was employed by BANK or any of its subsidiaries at any time during the term of LEWIS’ employment with BANK.

5. Amendment. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors, and administrators.

6. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term, or provision shall be deemed not to be a part of this Agreement.

7. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the retirement and release and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith.

8. Applicable Law. This Agreement shall be governed by the laws of the State of Mississippi, and is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors, and administrators.

9. Voluntary Assent. LEWIS affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. LEWIS

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states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement and further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written below.

By:			Date:	12-3-14

GORDON R. LEWIS

BANCORPSOUTH, INC.

By:			Date:	12/3/14

	Title:	SVP

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